EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ames National Corporation
Ames, Iowa

We consent to the incorporation by reference in Registration Statement No. 333-89772 on Form S-8 of Ames National Corporation of our reports, dated February 27, 2007 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Ames National Corporation for the year ended December 31, 2006.

/s/ Clifton Gunderson LLP

West Des Moines, Iowa
March 15, 2007